UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 1, 2019

ADVANCED BIOENERGY, LLC
(Exact name of Registrant as Specified in Charter)
Delaware
(State or Other Jurisdiction of Incorporation)
000-52421	20-2281511
(Commission File Number)	(I.R.S. Employer Identification No.)

8000 Norman Center Drive Suite 610 Bloomington, MN	55437
(Address of Principal Executive Offices)	(Zip Code)
763-226-2701
Registrant’s Telephone Number, Including Area Code

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Agreement to Sell Aberdeen and Huron, South Dakota Ethanol Plants.

On August 1, 2019, Advanced BioEnergy, LLC (the “Company”) and its wholly-owned subsidiary ABE South Dakota, LLC (“ABE South Dakota”), entered into an asset purchase agreement (the “Asset Purchase Agreement ”) with Glacial Lakes Energy, LLC, (“GLE”), under which ABE South Dakota agreed it will sell its Aberdeen and Huron, South Dakota ethanol plants and related businesses to GLE.

Under the terms of the Asset Purchase Agreement, the Company and ABE South Dakota have agreed to sell to GLE substantially all of the assets of ABE South Dakota’s ethanol and related distillers and non-food grade corn oil businesses located in Aberdeen and Huron, South Dakota (the “Acquired Assets”). The purchase price for the Acquired Assets is $47.5 million, plus the value of ABE South Dakota’s inventory at closing.   The Company expects the inventory value to be approximately $2.5 to $3.0 million at closing.

The transaction is subject to customary closing conditions and indemnification obligations. The indemnification obligations of the Company and ABE South Dakota under the Asset Purchase Agreement will be secured by a $4.75 million third party escrow, with a scheduled release date on the 18-month anniversary of closing. In addition, approximately $750,000 will be placed in a separate escrow account to ensure the completion of the grain storage facilities that the Company is constructing at its Aberdeen plant, unless the construction is completed and certified prior to closing.  The Company expects the transaction to close later this year.

The Company, ABE South Dakota and GLE have made customary representations, warranties, covenants and agreements in the Asset Purchase Agreement. ABE South Dakota has agreed to conduct its business in the ordinary course until closing.

GLE’s obligation to purchase the Acquired Assets is subject to a number of closing conditions, including (i) the successful completion of the grain storage facilities that ABE South Dakota is constructing at its Aberdeen plant, and (ii) there not having occurred any change, event, circumstance or effect that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect (as defined in the Asset Purchase Agreement) on ABE South Dakota’s business.

The Asset Purchase Agreement may be terminated under certain circumstances, including in specified circumstances in connection with a Takeover Proposal (as defined in the Asset Purchase Agreement) that the Company Board determines constitutes a Superior Proposal (as defined in the Asset Purchase Agreement).  Under the Asset Purchase Agreement, the Company has agreed to not solicit a Takeover Proposal.  In addition, either party may terminate the Asset Purchase Agreement, in certain circumstances, if the transaction has not closed by December 31, 2019.

The Asset Purchase Agreement was unanimously approved by the Company’s Board of Directors, and is subject to approval by the Company’s Unit holders or members.

The transaction is not subject to financing.

Plan of Liquidation

In connection with the sale, the Company will be adopting, subject to the approval of the Company’s Unit holders, a Plan of Liquidation under which the Company will be liquidated and the proceeds of the sale will be distributed to Unit holders, after payment of the Company’s outstanding debt, transaction–related expenses and other expenses related to the Plan of Liquidation.  The Company expects that it will have bank debt of approximately $26.5 million at the time of closing. The Company has not yet determined the timing or amount of the initial cash distribution to Unit holders after closing of the Asset Purchase Agreement, which will depend upon the Company’s expected cash obligations associated with the Asset Purchase Agreement and the Plan of Liquidation.

The Company will provide more information about the transaction in the Proxy Statement referred to below.

Voting Agreement

Concurrent with the execution and delivery of the Asset Purchase Agreement, on August 1 2019, Thomas H. Lee Partners, L.P. and entities affiliated with Thomas H. Lee Partners, L.P. (collectively, the “THL Parties”) entered into a voting agreement (the “Voting Agreement”) with GLE under which the THL Parties agreed to vote their Units in favor of the Asset Purchase

Agreement.   The THL Parties hold in the aggregate approximately 33.5% of the Company’s outstanding units.

The foregoing description of the Asset Purchase Agreement and the Voting Agreement are not complete and are qualified in their entirety by reference to the Asset Purchase Agreement and the Voting Agreement, which are attached as Exhibit 2.1 and Exhibit 10.1, respectively, to this Report on Form 8-K and incorporated herein by reference.  The forgoing description of the Asset Purchase Agreement has been included to provide Unit holders with information regarding the terms of the Asset Purchase Agreement.  It is not intended to provide any other factual information about the Company or ABE South Dakota.  The representations, warranties, covenants and agreements contained in the Asset Purchase Agreement were made only as of specified dates for the purposes of that agreement, were solely for the benefit of the parties to that agreement and may be subject to qualifications and limitations agreed upon by the parties. The Asset Purchase Agreement should not be read alone but should be read in connection with other information regarding the Company that is, or will be, contained in or incorporated into the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents the Company files with the SEC.

Special Meeting of Advanced BioEnergy, LLC Members

In connection with the transaction underlying the Asset Purchase Agreement, the Company intends to file a Proxy Statement Pertaining to a Sale (the “Proxy Statement”) with the United States Securities and Exchange Commission (the “SEC”) pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Following the SEC filing and review process, the Company will mail the Proxy Statement to its Unit holders and hold a special meeting to obtain Unit holder approval of the Asset Purchase Agreement and Plan of Liquidation.

We recommend Unit holders read the Proxy Statement and other relevant documents filed with the SEC when they become available because those documents will contain important information about the transaction and the Plan of Liquidation after the closing date of the transaction.

Unit holders may also obtain a copy of the Proxy Statement when it becomes available, as well as other documents filed by the Company with the SEC, by visiting the Company’s website at www.advancedbioenergy.com. Copies of the Proxy Statement, when it becomes available, and the Company’s other filings with the SEC may also be obtained from the Company by writing to the CEO, Advanced BioEnergy, LLC, 8000 Norman Center Drive, Bloomington, Minnesota 55437, or by calling our offices at 763-226-2701.

Item 8.01 Other Events

On August 5, 2019, the Company issued a press release announcing the entry into the Asset Purchase Agreement as described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached as Exhibit 99.1 to this Current Report.  A copy of this press release was filed on Monday, August 5, 2019  pursuant to SEC Rule 14a-12.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibits

2.1	Asset Purchase Agreement, dated as of August 1, 2019, by and among ABE South Dakota, LLC, Advanced BioEnergy, LLC, and Glacial Lakes Energy, LLC

10.1	Voting Agreement, dated as of August 1, 2019, between Thomas H. Lee Partners LLC, and associated parties, and Glacial Lakes Energy, LLC

99.1	Advanced BioEnergy, LLC press release dated August 5, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED BIOENERGY, LLC

By:  /s/ Richard R. Peterson

       Richard R. Peterson
       President, Chief Executive Officer and

       Chief Financial Officer

Date:  August 7, 2019